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                                                               Exhibit 10.102

                      AMENDED AND RESTATED PROMISSORY NOTE



$21,500,000                                                New York, New York
                                                           As of April __ 1999

                  FOR VALUE RECEIVED GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at 20 South Third Street, Columbus, Ohio 43215 ("GPLP"), GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, having its principal place of business at 20 South Third Street, Columbus, Ohio 43215 ("GPC"), and GLIMCHER DEVELOPMENT CORPORATION, a Delaware corporation, having its principal place of business at 20 South Third Street, Columbus, Ohio 43215 ("GDC", and with GPLP and GPC collectively, "BORROWER"), hereby unconditionally promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, d/b/a LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., as lender, having an address at Three World Financial Center, New York, New York 10285 ("LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY-ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($21,500,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note.

                  This Amended and Restated Promissory Note (this "NOTE") is intended to consolidate, amend and restate (a) that certain promissory note dated as of September 15, 1998 ("ORIGINAL NOTE A") made by GPLP and GPC to Bankers Trust Company and assigned to Lender as amended and restated by that certain Amended and Restated Promissory Note dated as of March 15, 1999 made by GPLP and GPC to Lender, and (b) that certain promissory note dated as of October 13, 1998 ("ORIGINAL NOTE B", and with Original Note A, the "ORIGINAL NOTES") made by GPLP, GDC and Weberstown Mall, LLC to The Huntington National Bank and assigned to Lender, this Note being made pursuant to that certain Note Consolidation and Modification Agreement between Borrower and Lender dated the date hereof; however, this Note is not intended to create any new indebtedness nor to constitute a novation as to Borrower's obligations under the Original Notes.

                             ARTICLE 1: DEFINITIONS

         As used in this Note, the following terms have the meanings set forth below:

                  "APPLICABLE INTEREST RATE" shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.3(a) hereof.

                  "BREAKAGE COSTS" shall have the meaning set forth in 2.3(h) hereof.
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                  "BUSINESS DAY" shall mean any day other than a Saturday,
Sunday or any other day on which national banks in New York, New York are not open for business.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the loan under this Note or the Mortgage.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

                  "DEFAULT RATE" shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) five percent (5%) above the Applicable Interest Rate.

                  "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date that is (2) London Business Days prior to the beginning of such Interest Period.

                  "EVENT OF DEFAULT" shall have the meaning set forth in
Article 3(a) hereof.

                  "FOREIGN TAXES" shall have the meaning set forth in
Section 2.3(e) hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "GDC" shall mean Glimcher Development Corporation.

                  "GPC" shall mean Glimcher Properties Corporation.

                  "GPLP" shall mean Glimcher Properties Limited Partnership.

                  "GROSS INCOME FROM OPERATIONS" shall mean all income, in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, INCLUDING, but not limited to, rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but EXCLUDING sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, insurance proceeds (other than business interruption or other loss of income insurance), awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the reserve funds. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Property or any part thereof.

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                  "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of each.

                  "INTEREST PERIOD" shall mean (a) the period commencing on the date hereof and ending on April 30, 1999 for the first period hereunder, and (b) for each period thereafter, the period commencing on the first (1st) day of each calendar month during the term of the Loan and ending on the last day of such calendar month.

                  "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent.

                  "LIBOR LOAN" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

                  "LOAN" shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, this Note and secured by the Mortgage and the other Loan Documents executed and delivered by Borrower.

                  "LOAN DOCUMENTS" means this Note, the Mortgage and any and all other agreements, instruments or documents now or hereafter evidencing, securing or otherwise executed and delivered in connection with the Loan and the transactions contemplated by this Note.

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                  "LONDON BUSINESS DAY" shall mean any day other than a
Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

                  "MATURITY DATE" means October 1, 1999 or such other date on which the final payment of principal on this Note becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MORTGAGE" shall mean collectively (a) those certain Mortgages dated as of October 30, 1998, executed and delivered by GPLP and York to Bankers Trust Company and assigned to Lender, as modified by those certain Mortgage Modification Agreements between GPLP and York and Lender dated as of March 15, 1999 and as further modified by those certain Mortgage Modification Agreements between GPLP and York and Lender dated the date hereof, (b) those certain Mortgages dated as of October 13, 1998, executed and delivered by GPLP and GDC to The Huntington National Bank and assigned to Lender, as modified by those certain Mortgage Modification Agreements between GPLP and GDC and Lender dated as of the date hereof and encumbering the Property, and (c) that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of October 13, 1998, executed and delivered by GPLP to Alexander Title Agency, Inc., Trustee, for The Huntington National Bank, as modified, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "NET CASH FLOW AFTER DEBT SERVICE" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

                  "NET SALES PROCEEDS" shall mean all proceeds received by Borrower in connection with the arms length sale of an Individual Property to an unaffiliated third party less any transfer taxes, reasonable and customary broker's fees to unaffiliated brokers and other cost and expenses approved by Lender in its reasonable discretion.

                  "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as

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approved by Lender, and other similar costs, but excluding depreciation, Debt
Service, Capital Expenditures.

                  "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

                  "PRIME RATE" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in THE WALL STREET JOURNAL from time to time as the "Prime Rate". If more than one "Prime Rate" is published in THE WALL STREET JOURNAL for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If THE WALL STREET JOURNAL ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

                  "PRIME RATE LOAN" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

                  "PRIME RATE SPREAD" shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan.

                  "PROPERTY" shall mean the parcels of real property, the improvements thereon and all other property owned by GPLP and York and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage.

                  "SPREAD" shall mean two hundred seventy five (275) basis points.

                  "YORK" shall mean Glimcher York Associates Limited Partnership, a Delaware limited partnership.

                            ARTICLE 2: PAYMENT TERMS

                  2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of the Loan shall accrue from the date hereof to but excluding the Maturity Date at the Applicable Interest Rate.

                  2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

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                  2.3          DETERMINATION OF INTEREST RATE.

                  (a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.3 (c) or (f).

                  (b) Subject to the terms and conditions of this Section 2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

                  (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

                  (d) If, pursuant to the terms of this Note, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and Borrower may elect to convert the Prime Rate Loan to a LIBOR Loan by delivering to Lender written notice of such election no later than 12:00 p.m. (New York City Time), three (3) Business Days prior to the desired conversion date, which notice shall be irrevocable. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Prime Rate Loan.

                  (e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "FOREIGN TAXES"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible

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thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

                  (f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                  (g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

                  (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

                  (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable

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which Lender deems to be material as determined by Lender (except to the extent such additional amount has already been taken into account by the application of clause (b) of the definition of LIBOR set forth in Article 1. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.3(g), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Note and the Loan Documents.

                  (h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "BREAKAGE COSTS"). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Note and the other Loan Documents.

                  (i) Lender shall not be entitled to claim compensation pursuant to this Section 2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.

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                  2.4 ADDITIONAL COSTS. Lender will use reasonable efforts
(consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

                  2.5 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and other the Loan Documents.

                  2.6 PAYMENTS AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service from the Property for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service from the Property shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service from the Property shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service from the Property.

                  2.7. LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

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                  2.8 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

                  2.9 NO DEDUCTIONS, ETC. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

                  2.10 VOLUNTARY PREPAYMENTS. Borrower may prepay the Loan, in whole or in part, on any Payment Date, without penalty or premium, upon at least 30 days' irrevocable prior written notice to Lender, specifying such Payment Date and the amount of prepayment. If such notice of prepayment is given, the principal amount to be prepaid and the other amounts required under this Section shall be due and payable on the Payment Date specified therein. All prepayments shall include (i) interest accrued and unpaid on the principal balance of the Note to (but not including) the day on which such prepayment is received; (ii) the amount of principal being prepaid; (iii) Breakage Costs, if any; and (iv) all other sums, if any, then due under the Note and the other Loan Documents. If any prepayment is received on any day other than a Payment Date, Borrower shall pay interest on the portion of the Loan so prepaid to (but not including) the following Payment Date.

                  2.3.2 MANDATORY PREPAYMENTS. On each date on which Borrower actually receives any distribution of net proceeds of any insurance policy or condemnation award, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such proceeds together with interest that would have accrued on such amount through the next Payment Date and Breakage Costs, if any.

                       ARTICLE 3: DEFAULT AND ACCELERATION

                  (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                          (i)      if any portion of the Debt is not paid when
due;

                         (ii)      if Borrower or York  transfers or encumbers
any portion of the Property without Lender's prior written consent;

                        (iii) if any representation or warranty made by Borrower or York herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

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

                          (iv) if Borrower, York or any guarantor under any
guaranty issued in connection with
the Loan shall make an assignment for the benefit of creditors;

                           (v) if a receiver,  liquidator or trustee  shall
be appointed for Borrower, York or any guarantor under any guarantee issued in connection with the Loan or if Borrower, York or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, York or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower, York or such guarantor shall be instituted; PROVIDED, HOWEVER, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, York or such guarantor, upon the same not being discharge, stayed or dismissed within thirty
(30) days;

                          (vi) if  Borrower  shall  continue  to be in default
under any of the other terms, covenants or conditions of this Note not specified in subsections (i) to (v) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; PROVIDED, HOWEVER, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days; or

                        (vii) if there shall be default under the Mortgage or any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, York or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                  (b) Upon the occurrence of an Event of Default and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Note and the other Loan Documents or at law or in equity, Lender may take such action, without further notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (iv), (v) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                            ARTICLE 4: LOAN DOCUMENTS

                  This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Mortgage, the terms and provisions of this Note shall govern.

                            ARTICLE 5: SAVINGS CLAUSE

                  Notwithstanding anything to the contrary, this Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. If through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

                            ARTICLE 6: NO ORAL CHANGE

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 7: WAIVERS

                  Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the other Loan Documents made by agreement between Lender or any other person or entity shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Mortgage or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Mortgage or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals or entities, comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Mortgage or any other Loan Document.)

                               ARTICLE 8: TRANSFER

                  Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                            ARTICLE 9: TRIAL BY JURY

                  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                            ARTICLE 10: GOVERNING LAW

                  (A) THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE

OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CT CORPORATION SYSTEM, INC.
                  1633 BROADWAY, 23RD FLOOR
                  NEW YORK, NEW YORK 10019
                  ATTENTION: SERVICE OF PROCESS DEPARTMENT

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME

TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                               ARTICLE 11: NOTICES

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:    Lehman Brothers Holdings Inc.,
                          Three World Financial Center, 12th Floor
                          Commercial Mortgage Surveillance Group
                          New York, New York  10285
                          Attention:  Scott Weiner
                          Facsimile No.  (212) 526-8679

         with a copy to:  Cadwalader, Wickersham & Taft
                          100 Maiden Lane
                          New York, New York  10038
                          Attention:  John M. Zizzo, Esq.
                          Facsimile No. (212) 504-6666

         If to Borrower:  Glimcher Properties Limited Partnership
                          20 South Third Street
                          Columbus, Ohio 43215
                          Attention: George A. Schmidt, Executive Vice President Facsimile No. (614) 621-8863

         With a copy to:  Frost & Jacobs LLP
                          10 West Broad Street
                          Columbus, Ohio 43215-3467
                          Attention:  John I. Cadwallader, Esq.
                          Facsimile No. (614) 464-1737

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                              ARTICLE 12: RECOURSE

                  Notwithstanding anything to the contrary contained in the Original Note, the Mortgage or any of the other Loan Documents, this Note and all of the obligations of Borrower hereunder and under the Mortgage and the other Loan Documents shall be fully recourse to Borrower.

                           ARTICLE 13: ATTORNEYS' FEES

                  In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to defend the Lender's interest under the Mortgage or as otherwise provided in the Mortgage, Borrower promises to pay all such reasonable attorneys' fees, costs and expenses (including attorneys' fees incurred in collecting attorneys' fees) all as actually incurred by Lender as a result thereof and including, without limitation (a) reasonable attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the United States Bankruptcy Code or any successor thereto, and (b) reasonable attorneys' fees, costs and expenses incurred as a result of Lender exercising its rights to cure any Event of Default by Borrower under this Note, the Mortgage or any other Loan Document, or as a result of the foreclosure, assignment in lieu thereof or enforcement of the Mortgage. Additionally, Borrower agrees to pay all reasonable attorneys' fees, costs and expenses attributable to any subsequent modification or restructure of this Note.

                   ARTICLE 14: JOINT AND SEVERAL OBLIGATIONS.

                  The obligations of each Borrower under this Note shall be joint and several and Lender may enforce such obligations against either or both parties comprising Borrower in such order as Lender may determine in its sole discretion.

                  ARTICLE 15:  RELEASE OF PROPERTY.

                  Except as set forth in this Article 15, no repayment or prepayment of any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any lien of any Mortgage on any Individual Property.

                  Borrower may obtain the release of an Individual Property from the lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive) in connection with an arms length sale of such Individual Property to an unaffiliated third party, upon the satisfaction of each of the following conditions:

                  (a) Borrower shall prepay the Loan on a Payment Date in an amount equal to the greater of the Net Sales Proceeds from the sales of the Individual Property to be released or one hundred twenty five percent(125%) of the Allocated Loan Amount for such Individual Property set forth on Schedule A annexed hereto;

                  (b) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).


                         [NO FURTHER TEXT ON THIS PAGE]

                        IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a
                                    Delaware limited partnership

                                    By: Glimcher Properties Corporation,
                                        a Delaware corporation, its sole
                                        general partner


                                    By: /s/ George A. Schmidt
                                        ---------------------------------------
                                        Name:  George A. Schmidt
                                        Title: Executive Vice President


                                     GLIMCHER PROPERTIES CORPORATION,
                                     a Delaware corporation

                                     By: /s/ George A. Schmidt
                                       ----------------------------------------
                                         Name:  George A. Schmidt
                                         Title: Executive Vice President


                                     GLIMCHER DEVELOPMENT CORPORATION,
                                     a Delaware corporation

                                     By: /s/ George A. Schmidt
                                        ---------------------------------------
                                        Name:  George A. Schmidt
                                        Title: Executive Vice President

                                   SCHEDULE A

ALLOCATED LOAN AMOUNTS

1.    Grand Union, Chatham, New York                       $1,950,000

2.    Grand Union, South Glens Falls, New York             $4,340,000

3.    Grand Union, Sidney, New York                        $4,690,000

4.    Mount Vernon Plaza, Mount Vernon, Ohio               $1,260,000

5.    Village Plaza, Manhattan, Kansas                     $1,750,000

6.    Target Plaza, Heath, Ohio                              $600,000

7.    Toys R Us Plaza, Springfield, Ohio                   $1,630,000

8.    Twin County Plaza, Galax, Virginia                   $5,280,000


                                      -19-